EXHIBIT 21

LIST OF SUBSIDIARIES

NAME OF ENTITY (1)	STATE OF ORIGIN	ASSUMED BUSINESS NAME(S) (if different than entity name)
Lithia Chrysler Jeep of Anchorage, Inc.	Alaska

Lithia of Anchorage, Inc.	Alaska	Lithia Dodge of South Anchorage

Lithia Imports of Anchorage, Inc.	Alaska	Lithia Hyundai of Anchorage

Lithia of Fairbanks, Inc.	Alaska	Chevrolet Cadillac of Fairbanks

Lithia NA, Inc.	Alaska	BMW of Anchorage

Lithia of South Central AK, Inc.	Alaska	Chevrolet of South Anchorage Chevrolet of Wasilla Saab of South Anchorage

Lithia CA Acquisition Corp 1, Inc.	California	Lithia Chrysler Jeep Dodge of Ukiah

Lithia CIMR, Inc.	California	Lithia Chevrolet of Redding

Lithia CJDB, Inc.	California	Lithia Chrysler Jeep Dodge of Burlingame

Lithia DC, Inc.	California	Lithia Chrysler Jeep Dodge of Concord

Lithia of Fairfield, Inc.	California	Lithia Dodge of Fairfield

Lithia of Eureka, Inc.	California	Lithia Chrysler Dodge of Eureka

Lithia FMF, Inc.	California	Lithia Ford of Fresno

Lithia JEF, Inc.	California	Lithia Hyundai of Fresno

Lithia MMF, Inc.	California	Lithia Mazda of Fresno Lithia Suzuki of Fresno

Lithia NF, Inc.	California	Lithia Nissan of Fresno

Lithia of California, Inc.	California	Lithia Dodge of Fresno

Lithia of Santa Rosa, Inc.	California	Lithia Chrysler Jeep Dodge of Santa Rosa

Lithia Sea P, Inc.	California	Porsche of Monterey

Lithia Seaside, Inc.	California	BMW of Monterey

Lithia TKV, Inc.	California	Lithia Toyota of Vacaville Lithia Scion of Vacaville

Lithia TR, Inc.	California	Lithia Toyota of Redding Lithia Scion of Redding

NAME OF ENTITY (1)	STATE OF ORIGIN	ASSUMED BUSINESS NAME(S) (if different than entity name)
Lithia Centennial Chrysler Plymouth Jeep, Inc.	Colorado	Lithia Centennial Chrysler Jeep

Lithia Cherry Creek Dodge, Inc.	Colorado	Lithia Dodge of Cherry Creek

Lithia Colorado Jeep, Inc.	Colorado	Lithia Colorado Chrysler Jeep

Lithia Colorado Springs Jeep Chrysler Plymouth, Inc.	Colorado	Lithia Colorado Springs Jeep Chrysler

Lithia Foothills Chrysler, Inc.	Colorado	Lithia Chrysler Jeep Dodge of Fort Collins Lithia Hyundai of Fort Collins

Lithia of Thornton, Inc.	Colorado	Lithia Volkswagen of Thornton

L2 Auto of Colorado, Inc. (2)	Colorado	L2 Auto

Lithia CB, Inc.	Idaho	Chevrolet of Boise

Lithia Ford of Boise, Inc.	Idaho	Lithia Ford Lincoln Mercury of Boise

Lithia of Pocatello, Inc.	Idaho	Lithia Chrysler Dodge of Pocatello Lithia Hyundai of Pocatello

Lithia of Caldwell, Inc.	Idaho	Chevrolet of Caldwell

Lithia Poca-Hon, Inc.	Idaho	Honda of Pocatello

Lithia CCTF, Inc.	Idaho	Chevrolet Cadillac of Twin Falls

Lithia of TF, Inc.	Idaho	Lithia Chrysler Jeep Dodge of Twin Falls

Lithia VAuB, Inc.	Idaho	Lithia Volkswagen of Boise Audi Boise

Lithia AcDM, Inc.	Iowa	Acura of Johnston

Lithia HDM, Inc.	Iowa	Honda of Ames

Lithia IDM, Inc.	Iowa	Infiniti of Des Moines

Lithia LRDM, Inc.	Iowa	Land Rover of Des Moines

Lithia MBDM, Inc.	Iowa	Mercedes Benz of Des Moines

NAME OF ENTITY (1)	STATE OF ORIGIN	ASSUMED BUSINESS NAME(S) (if different than entity name)
Lithia NDM, Inc.	Iowa	Lithia Nissan of Ames

Lithia of Cedar Rapids #1, Inc.	Iowa	Buick GMC Cadillac of Hiawatha

Lithia of Cedar Rapids #2, Inc.	Iowa	Saturn of Hiawatha

Lithia of Cedar Rapids #3, Inc.	Iowa	Kia of Hiawatha

Lithia of Des Moines, Inc.	Iowa	BMW of Des Moines

Lithia VAuDM, Inc.	Iowa	Audi Des Moines Lithia Volkswagen of Des Moines

Lithia of Billings, Inc.	Montana	Lithia Dodge of Billings

Lithia of Butte, Inc.	Montana	Lithia Chrysler Jeep Dodge of Butte

Lithia of Missoula, Inc.	Montana	Lithia Chrysler Dodge of Missoula

Lithia CDH, Inc.	Montana	Lithia Chrysler Dodge of Helena

Lithia HGF	Montana	Honda of Great Falls

Lithia of Great Falls, Inc.	Montana	Lithia Chrysler Jeep Dodge of Great Falls

Lithia of Helena	Montana	Chevrolet of Helena

Lithia of Omaha, Inc.	Nebraska	Lithia Ford of Omaha

Lithia MBO, Inc.	Nebraska	Mercedes-Benz of Omaha

Lithia CJD of Omaha, Inc.	Nebraska	Lithia Chrysler Jeep Dodge of Omaha

Lithia SALMIR, Inc.	Nevada	Lithia Audi of Reno Lithia Volkswagen of Reno Lithia Isuzu of Reno Lithia Lincoln Mercury of Reno Lithia Suzuki of Sparks Lithia Hyundai of Reno Lithia Chrysler Jeep of Reno

Lithia Reno Sub-Hyun, Inc.	Nevada	Lithia Reno Subaru

NAME OF ENTITY (1)	STATE OF ORIGIN	ASSUMED BUSINESS NAME(S) (if different than entity name)
Lithia CJDSF, Inc.	New Mexico	Lithia Chrysler Jeep Dodge of Santa Fe

Lithia ND Acquisition Corp. #1	North Dakota	Lithia Ford Lincoln Mercury of Grand Forks

Lithia ND Acquisition Corp. #2	North Dakota	Lithia Hyundai of Grand Forks

Lithia ND Acquisition Corp. #3	North Dakota	Lithia Chrysler Jeep Dodge of Grand Forks

Lithia ND Acquisition Corp. #4	North Dakota	Lithia Toyota of Grand Forks Lithia Scion of Grand Forks
Lithia Financial Corporation	Oregon

Lithia Real Estate, Inc.	Oregon

L2 Real Estate, Inc.	Oregon

Lithia Motors Support Services, Inc.	Oregon

L2 Auto, Inc.	Oregon

Lithia TLM, LLC	Oregon	Lithia Toyota Lithia Scion

LGPAC, Inc.	Oregon	Lithia Grants Pass Auto Center

Lithia DM, Inc.	Oregon	Lithia Dodge Lithia Chrysler Jeep Dodge

Saturn of Southwest Oregon, Inc.	Oregon	Saturn of Southwest Oregon

SOE, LLC	Oregon	Saturn of Eugene

Lithia HPI, Inc.	Oregon	Lithia Volkswagen

Lithia DE, Inc.	Oregon	Lithia Chrysler Dodge of Eugene

Lithia BNM, Inc.	Oregon	Lithia Nissan Lithia BMW

Hutchins Imported Motors, Inc.	Oregon	Lithia Toyota of Springfield Lithia Scion of Springfield

Hutchins Eugene Nissan, Inc.	Oregon	Lithia Nissan of Eugene

Lithia Klamath, Inc.	Oregon	Lithia Chrysler Jeep Dodge of Klamath Falls Lithia Toyota of Klamath Falls Lithia Scion of Klamath Falls

Lithia SOC, Inc.	Oregon	Lithia Subaru of Oregon City

NAME OF ENTITY (1)	STATE OF ORIGIN	ASSUMED BUSINESS NAME(S) (if different than entity name)
Lithia of Roseburg, Inc.	Oregon	Lithia Chrysler Jeep Dodge of Roseburg

Lithia Rose-FT, Inc.	Oregon	Lithia Ford Lincoln Mercury of Roseburg

Lithia Medford Hon, Inc.	Oregon	Lithia Honda

Lithia of Sioux Falls, Inc.	South Dakota	Lithia Dodge of Sioux Falls

Lithia Automotive, Inc.	South Dakota	Chevrolet of Sioux Falls

Lithia Bryan Texas, Inc.	Texas	Lithia Chrysler Jeep Dodge of Bryan College Station

Lithia CJDSA, Inc.	Texas	All American Chrysler Jeep Dodge of San Angelo

Lithia CSA, Inc.	Texas	All American Chevrolet of San Angelo

Lithia NSA, Inc.	Texas	All American Honda of San Angelo

Lithia CJDO, Inc.	Texas	All American Chrysler Jeep Dodge of Odessa

Lithia of Grapevine, Inc.	Texas	Lithia Dodge of Grapevine

Lithia DMID, Inc.	Texas	All American Dodge of Midland

Lithia CO, Inc.	Texas	All American Chevrolet of Odessa

Lithia CM, Inc.	Texas	All American Chevrolet of Midland

Lithia HMID, Inc.	Texas	Hyundai of Midland

Lithia TO, Inc.	Texas	Lithia Toyota of Odessa Lithia Scion of Odessa

Lithia of Abilene, Inc.	Texas	Honda of Abilene

Lithia of Corpus Christi, Inc.	Texas	Lithia Dodge of Corpus Christi

Lithia of Midland, Inc.	Texas	Honda of Midland

Lithia TA, Inc.	Texas	Lithia Toyota of Abilene

L2 Auto of Texas, Inc. (2)	Texas	L2 Auto

Camp Automotive, Inc.	Washington	Camp BMW Camp Chevrolet Camp Subaru Camp Cadillac

Lithia Dodge of Tri-Cities, Inc.	Washington	Lithia Dodge of Tri-Cities

Lithia DC of Renton, Inc.	Washington	Lithia Chrysler Jeep Dodge of Renton

NAME OF ENTITY (1)	STATE OF ORIGIN	ASSUMED BUSINESS NAME(S) (if different than entity name)
Lithia FTC, Inc.	Washington	Lithia Ford of Tri-Cities

Lithia HyR, Inc.	Washington	Lithia Hyundai of Renton

TC Hon, Inc.	Washington	Honda of Tri-Cities

Lithia IC, Inc.	Washington	Chevrolet of Issaquah

Lithia of Seattle, Inc.	Washington	BMW Seattle

Lithia of Spokane, Inc.	Washington	Mercedes Benz of Spokane

Lithia of Wenatchee	Washington	Lithia Chrysler Dodge of Wenatchee

Lithia of Wisconsin	Wisconsin	Lithia Chrysler Jeep Dodge of La Crosse

(1)	Unless specifically noted to the contrary, all entities are wholly owned subsidiaries of Lithia Motors, Inc.
(2)	These entities are wholly owned subsidiary of L2 Auto, Inc.